UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2014 (April 3, 2014)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2014, Connecticut Water Service, Inc. (the “Company”) and its wholly-owned subsidiaries, The Connecticut Water Company, a Connecticut corporation (“CWC”) and the Maine Water Company, a Maine corporation, entered into amendments (the “ Amendments”) to the amended and restated employment agreements (the “Employment Agreements”) with six (6) of the Company’s executive officers specified below:

Peter J. Bancroft	Director – Rates and Forecasting
David C. Benoit	Senior Vice President, CFO, Finance and Treasurer
Kristen A. Johnson	Vice President – Human Resources and Corporate Secretary
Eric W. Thornburg	Chairman, President and CEO
Judith E. Wallingford	President – The Maine Water Company
Maureen P. Westbrook	Vice President – Regulatory & Customer Affairs

In December 2008, the Company and CWC entered into Amended and Restated Employment Agreements with each of the Company’s executive officers (Ms. Wallingford’s Agreement was entered into in January 2012). The intent of the Agreements is to ensure continuity in the management of the Company in the event that a change-in-control of the Company (as defined in the Employment Agreements) occurs. The Employment Agreements are described in further detail in the Company’s proxy statement dated March 28, 2014 filed with the U.S. Securities and Exchange Commission (“SEC”).

Each of the Company’s Employment Agreements with the six executive officers specified above contained a provision that provides that if the executive officer is terminated after the Company’s Board of Directors approves a “Change-in-Control” as defined in the Employment Agreements, or if the executive officer is employed on the fifth (5th) day following the closing of a Change-in-Control transaction, the executive officer will receive a stay-on bonus in an amount equal to the executive officer’s then-current base salary, plus an amount equal to the executive officer’s target bonus under the Company’s short-term incentive award program (the “Provision”).

The Employment Agreements have been amended to remove the Provision from each of the Agreements. The Company’s Compensation Committee and Board of Directors authorized the Company to enter into the

Amendments because they recognized that the stay on bonus feature is no longer a favored executive compensation practice. As a result of the Amendments, none of the Company’s executive officers have this Provision as part of their Employment Agreements.

A copy of the form of first amendment to the Amended and Restated Employment Agreement (for Messrs. Bancroft, Benoit and Thornburg, and Ms. Westbrook) is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of second amendment to the Employment Agreement (for Ms. Johnson and Ms. Wallingford) is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d)    Exhibits

10.1	Form of First Amendment to Amended and Restated Employment Agreement, is filed herewith (Messrs. Thornburg, Benoit and Bancroft, and Ms. Westbrook).
10.2	Form of Second Amendment to Employment Agreement, is filed herewith (Ms. Johnson and Ms. Wallingford).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: April 3, 2014	By: /s/ David C. Benoit David C. Benoit Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of First Amendment to Amended and Restated Employment Agreement, is filed herewith (Messrs. Thornburg, Benoit and Bancroft, and Ms. Westbrook).
10.2	Form of Second Amendment to Employment Agreement, is filed herewith (Ms. Johnson and Ms. Wallingford).